Exhibit 99.1

Cytokinetics Reports Third Quarter 2026 Financial Results and Provides Business Update

MYQORZO® (aficamten) Net Product Revenue of $44.5 Million

Expect to Submit Supplemental NDA for Aficamten in Non-Obstructive HCM in Q4 2026 and Type II Variation in the European Union in Early 2027

~$1.6 Billion in Cash, Cash Equivalents and Investments as of September 30, 2026

SOUTH SAN FRANCISCO, Calif., Nov. 4, 2026 - Cytokinetics, Incorporated (Nasdaq: CYTK) reported a management update and financial results for the third quarter of 2026.

“Our third quarter results demonstrate continued strong execution as Cytokinetics enters its next phase of growth as a global specialty cardiology biopharmaceutical company,” said Robert I. Blum, Cytokinetics’ President and Chief Executive Officer. “In the U.S., the launch of MYQORZO continued to build solid momentum and increased velocity with growing adoption across a broadening base of prescribers. Internationally, we continued to expand access to MYQORZO to bring this important medicine to more patients around the world. Now, with our having presented and published the primary results from ACACIA-HCM, the first positive Phase 3 clinical trial in nHCM, we believe aficamten has the potential to become the first and only cardiac myosin inhibitor approved across the full spectrum of HCM. Building on these key results, we are moving swiftly to seek regulatory approvals in both the U.S. and Europe, important next steps toward achieving our Vision 2030.”

Q3 and Recent Highlights

Cardiac Muscle Programs

MYQORZO® (aficamten) (cardiac myosin inhibitor)

•
Continued to drive launch momentum for MYQORZO. Year-to-date (YTD) as of September 30, 2026:
o
Nearly 1,100 unique healthcare providers have prescribed MYQORZO.
o
Over 2,800 patients have been dispensed MYQORZO.

•
MYQORZO received authorization from Health Canada for patients with symptomatic obstructive hypertrophic cardiomyopathy (oHCM) of New York Heart Association (NYHA) class II-III in adult patients.

•
MYQORZO was granted marketing authorization across the United Kingdom by the Medicines and Healthcare products Regulatory Agency (MHRA) for the treatment of symptomatic oHCM of NYHA class II-III in adult patients. The National Institute for Health and Care Excellence (NICE) issued guidance recommending aficamten for use in eligible adult patients in England and Wales. We expect to launch MYQORZO in the United Kingdom in Q4 2026 and in additional countries in 2027.

•
Presented the positive primary results from ACACIA-HCM, the pivotal Phase 3 clinical trial of aficamten in patients with symptomatic non-obstructive hypertrophic cardiomyopathy (nHCM) in a Hot Line Session at the European Society of Cardiology Congress (ESC) and published in the New England Journal of Medicine. We expect to file a Supplemental New Drug Application (NDA) for nHCM in Q4 2026 and a Type II Variation in the European Union in early 2027.

•
Presented analyses from ACACIA-HCM and SEQUOIA-HCM at the HFSA Annual Scientific Meeting 2026, including two late-breaking presentations, further characterizing the efficacy and safety of aficamten in nHCM and oHCM.

•
Advanced the ongoing clinical trials program for aficamten:
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Recently initiated ASPEN-HCM, a real-world study of MYQORZO in symptomatic oHCM.
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Completed conduct of the main study treatment period of CAMELLIA-HCM, a Phase 3 clinical trial of aficamten in Japanese patients with oHCM. CAMELLIA-HCM is being conducted by Bayer in collaboration with Cytokinetics to support potential marketing authorization in Japan.
o
Recently completed conduct of the Japan cohort of ACACIA-HCM.
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Recently completed conduct of the adolescent cohort of CEDAR-HCM, a clinical trial of aficamten in a pediatric population with symptomatic oHCM. We expect to present topline data in early 2027.

•
Published the following manuscripts:
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“Aficamten for Symptomatic Nonobstructive Hypertrophic Cardiomyopathy” in New England Journal of Medicine.
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“Effect of Aficamten on Cardiac Structure and Function in Patients with Symptomatic Nonobstructive Hypertrophic Cardiomyopathy” in Circulation.
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“Global Efficacy of Aficamten in Nonobstructive Hypertrophic Cardiomyopathy: Results From ACACIA-HCM” in Circulation.
o
“Efficacy of Aficamten vs Metoprolol According to Pretrial Beta-Blocker Treatment in Obstructive Hypertrophic Cardiomyopathy: Insights From MAPLE-HCM” in JACC: Heart Failure.

omecamtiv mecarbil (cardiac myosin activator)

•
Continued conduct of COMET-HF, a confirmatory Phase 3 clinical trial of omecamtiv mecarbil in patients with symptomatic heart failure with severely reduced ejection fraction. We expect enrollment to continue through 2027.

ulacamten (cardiac myosin inhibitor)

•
Continued conduct of Cohort 1 of AMBER-HFpEF, a Phase 2 clinical trial of ulacamten in patients with symptomatic heart failure with preserved ejection fraction (HFpEF) with left ventricular ejection fraction (LVEF) ≥ 60%. We expect to complete patient enrollment in Cohort 1 in Q4 of 2026.

CK-4015089 (CK-089, fast skeletal muscle troponin activator)

•
Continued conduct of the second Phase 1 randomized, double-blind, placebo-controlled single ascending dose clinical study of CK-4015089 (CK-089) in healthy human participants.

Pre-Clinical Development and Ongoing Research

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Achieved a preclinical development milestone under the 2025 research collaboration and license agreement with Accutar Biotech, triggering a $2.5 million payment to Accutar. The collaboration is focused on discovering and developing novel targeted protein degraders for muscle-related diseases.
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Continued pre-clinical development and research activities directed to additional muscle biology focused programs.

Q3 2026 Financial Results

Cash, Cash Equivalents and Investments

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As of September 30, 2026, the company had approximately $1.6 billion in cash, cash equivalents and investments compared to $1.7 billion at June 30, 2026.

Revenues

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Total revenues for the third quarter of 2026 were $47.6 million, compared to $1.9 million for the same period in 2025. Total revenues in the third quarter of 2026 include:
o
$44.5 million MYQORZO net product revenue, inclusive of $43.1 million from the U.S. and $1.4 million from Europe reflecting product revenue in Germany, and
o
$3.1 million in collaboration revenue compared to $1.9 million for the same period in 2025.

Research and Development (R&D) Expenses

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R&D expenses for the third quarter of 2026 were $99.3 million, which included $15.1 million of non-cash stock-based compensation expense, compared to $97.3 million for the same period in 2025, which included $15.1 million of non-cash stock-based compensation expense. The increase was primarily due to higher clinical trial activity and higher personnel-related costs.

Selling, General and Administrative (SG&A) Expenses

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SG&A expenses for the third quarter of 2026 were $113.1 million, which included $19.6 million of non-cash stock-based compensation expense, compared to $69.5 million for the same period in 2025, which included $15.6 million of non-cash stock-based compensation expense. The increase was primarily due to external costs associated with the commercial launch of MYQORZO and higher personnel-related costs, including stock-based compensation.

Cost of Goods Sold

•
Cost of goods sold related to MYQORZO for the third quarter of 2026 was ($0.5) million and reflects a credit related to drug supply optimization activities.

Collaboration Cost of Revenues

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Collaboration cost of revenues for the third quarter of 2026 was $2.7 million, compared to $1.9 million for the same period in 2025. Collaboration cost of revenues includes cost reimbursements as well as costs incurred in connection with manufacturing drug supplies for collaboration partners.

Net Income (Loss)

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Net loss for the third quarter of 2026 was $190.1 million, or $(1.37) per share, basic and diluted, compared to a net loss of $306.2 million, or $(2.55) per share, basic and diluted, for the same period in 2025.

2026 Financial Guidance

The company is reaffirming its full year 2026 financial guidance:

GAAP combined R&D and SG&A Expense	$860 million to $890 million
Non-cash stock-based compensation expense included in GAAP combined R&D and SG&A Expense	$140 million to $130 million

The financial guidance does not include the effect of GAAP adjustments as may be caused by events that occur subsequent to publication of this guidance including, but not limited to, Business Development activities.

Conference Call and Webcast Information

Members of Cytokinetics’ senior management team will review the company’s third quarter 2026 results on a conference call today at 4:30 PM Eastern Time. The conference call will be simultaneously webcast and can be accessed from the Investors & Media section of Cytokinetics’ website at www.cytokinetics.com or directly at the following link: Cytokinetics Q3 2026 Earnings Conference Call. An archived replay of the webcast will be available via Cytokinetics’ website for six months.

About Cytokinetics

Cytokinetics is a specialty cardiovascular biopharmaceutical company, building on its over 25 years of pioneering scientific innovations in muscle biology, and advancing a pipeline of potential new medicines for patients suffering from diseases of cardiac muscle dysfunction. Cytokinetics’ MYQORZO® (aficamten) is a cardiac myosin inhibitor approved in the U.S., China, European Union, United Kingdom and Canada for the treatment of adults with symptomatic obstructive hypertrophic cardiomyopathy (oHCM). Following positive results in ACACIA-HCM, a Phase 3 clinical trial of aficamten in patients with non-obstructive HCM (nHCM), the company plans to submit a Supplemental New Drug Application in Q4 2026. Cytokinetics is also developing omecamtiv mecarbil, an investigational cardiac myosin activator for the potential treatment of patients with heart failure with severely reduced ejection fraction and ulacamten, an investigational cardiac myosin inhibitor for the potential treatment of heart failure with preserved ejection fraction, while continuing pre-clinical research and development in muscle biology.

For additional information about Cytokinetics, visit www.cytokinetics.com and follow us on X, LinkedIn, Facebook and YouTube.

Disclaimer

Omecamtiv mecarbil, ulacamten and CK-089 are investigational medicines. They have not been approved nor determined to be safe or efficacious for any disease state or any indication by FDA or any other regulatory agency.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements in this press release other than statements of historical fact are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such statements include, but are not limited to, statements, express or implied, relating to our plans to submit a Supplemental NDA for aficamten in non-obstructive HCM in the fourth quarter of 2026 and a Type II Variation in the European Union in early 2027, and the timing and outcome of any related regulatory review; our belief that aficamten has the potential to become the first and only cardiac myosin inhibitor approved across the full spectrum of HCM; the continued commercial launch of MYQORZO in the U.S., including launch momentum, prescriber adoption, patient uptake, market acceptance and net product revenue; our plans to launch MYQORZO in additional markets outside the U.S., including our expectation to launch in the United Kingdom in the fourth quarter of 2026 and in additional countries in 2027, and the timing and outcome of pending regulatory, pricing and reimbursement reviews in Switzerland, Hong Kong, Taiwan and other jurisdictions; our or our partners’ research and development and commercial readiness activities, including the initiation, conduct, design, enrollment, progress, continuation, completion, timing and results of any of our clinical trials, including ACACIA-HCM (including its Japan cohort), CAMELLIA-HCM, ASPEN-HCM, COMET-HF, AMBER-HFpEF and CEDAR-HCM and our clinical study of CK-089; our expectations to present topline data from the adolescent cohort of CEDAR-HCM in early 2027, to complete patient enrollment in Cohort 1 of AMBER-HFpEF in the fourth quarter of 2026 and to complete patient enrollment in COMET-HF in 2027; the clinical meaningfulness, persuasiveness, or interpretation of the results of MAPLE-HCM, SEQUOIA-HCM, ACACIA-HCM or any of our other clinical trials, including for purposes of regulatory approval, labeling, or market acceptance, the results of long-term, secondary or exploratory analyses, our ability to announce the results of any of our clinical trials by any particular date, the timing of interactions with FDA or any other regulatory authorities in connection with any of our drug candidates and the outcomes of such interactions; statements related to our receipt of regulatory approvals for aficamten in any ex-US jurisdiction, including Japan, for any indication and by any particular date, statements relating to the potential patient population who could benefit from aficamten, omecamtiv mecarbil, ulacamten, CK-089 or any of our other drug candidates; statements related to the potential approval and launch of MYQORZO in non-obstructive HCM; our research collaboration with Accutar Biotech and our other pre-clinical research activities, including any future milestone payments under such collaboration; our strategic goals, including our Vision 2030; our full year 2026 financial guidance, including our combined GAAP research and development and selling, general and administrative expense guidance and related non-cash stock-based compensation expense estimates, and the assumptions underlying such guidance; statements relating to our ability to receive additional capital or other funding, including, but not limited to, our ability to meet any of the conditions relating to or to otherwise secure additional loan disbursements under any of our agreements with entities affiliated with Royalty Pharma or additional milestone payments from Sanofi or Bayer in connection with our collaborations for aficamten in China or Japan respectively; statements relating to our operating expenses or cash utilization for the remainder of 2026 or any other period, and statements relating to our cash balance at any particular date or the amount of cash runway such cash balances represent at any particular time. Such statements are based on management's current expectations and assumptions, but actual results may differ materially due to various risks and uncertainties, including, but not limited to: risks related to the commercialization of MYQORZO, including the degree of market acceptance among physicians, patients and payors, the availability of adequate coverage, pricing and reimbursement in the U.S. and other markets, our ability to maintain and expand our commercial capabilities and those of our partners, and fluctuations in net product revenue from period to period; competition from other cardiac myosin inhibitors and other existing or future therapies; the FDA or foreign regulatory agencies may not accept for review, or may delay, limit or deny approval of, our Supplemental NDA, Type II Variation or other marketing applications, or may require additional clinical trials or impose restrictive labeling or post-marketing requirements; the identification of new safety signals or adverse events relating to MYQORZO or our drug candidates as they are used more broadly; our dependence on third-party manufacturers and suppliers and on our collaboration and commercial partners, including Bayer and Sanofi, to perform their obligations; Cytokinetics’ need for additional funding and such additional funding may not be available on acceptable terms, if at all; our outstanding indebtedness and payment obligations, including under our agreements with entities affiliated with Royalty Pharma; potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval; patient enrollment for or conduct of clinical trials may be difficult or delayed; the FDA or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials; Cytokinetics may incur unanticipated research and development, commercial and other costs; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target; our ability to obtain, maintain and enforce intellectual property protection; and changes in laws, regulations or government policies affecting drug pricing, reimbursement, tariffs or trade, as well as general economic, market and geopolitical conditions. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission, particularly under the caption “Risk Factors” in Cytokinetics’ Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. Forward-looking statements are not guarantees of future performance, and Cytokinetics’ actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that Cytokinetics makes in this press release speak only as of the date of this press release. Except as required by law, Cytokinetics assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

CYTOKINETICS® and the CYTOKINETICS C-shaped logo are registered trademarks of Cytokinetics in the U.S. and certain other countries.

MYQORZO® is a registered trademark of Cytokinetics in the U.S., European Union, United Kingdom and Canada.

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Contact:

Cytokinetics

Diane Weiser

Senior Vice President, Corporate Affairs

(415) 290-7757

Cytokinetics, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and short term investments	$ 1,130,021	$ 882,221
Other current assets	57,130	34,754
Total current assets	1,187,151	916,975
Long-term investments	453,631	335,048
Property and equipment, net	76,124	79,194
Operating lease right-of-use assets	71,563	75,979
Inventories, long-term	16,128	—
Other assets	20,183	17,341
Total assets	$ 1,824,780	$ 1,424,537
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$ 116,835	$ 105,615
Short-term operating lease liabilities	21,391	19,111
Current portion of convertible and long-term debt	174,399	41,181
Derivative liabilities measured at fair value	31,300	31,100
Deferred revenue	1,653	1,612
Other current liabilities	7,841	3,833
Total current liabilities	353,419	202,452
Term loan, net	244,332	246,384
Convertible notes, net	732,771	869,597
Liabilities related to revenue participation right purchase agreements, net	579,564	520,559
Long-term operating lease liabilities	99,665	107,970
Liabilities related to RPI Transactions measured at fair value	136,200	137,200
Total liabilities	2,145,951	2,084,162
Commitments and contingencies
Stockholders' deficit
Common stock	139	123
Additional paid-in capital	3,768,661	2,826,341
Accumulated other comprehensive (loss) income	(8,390)	630
Accumulated deficit	(4,081,581)	(3,486,719)
Total stockholders' deficit	(321,171)	(659,625)
Total liabilities and stockholders' deficit	$ 1,824,780	$ 1,424,537

Cytokinetics, Incorporated
Condensed Consolidated Statements of Operations
(in thousands except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenues:
Net product revenue	$ 44,507	$ —	$ 74,630	$ —
Collaboration revenues	3,050	1,936	8,977	5,931
License and milestone revenues	-	—	11,929	64,353
Total revenues	47,557	1,936	95,536	70,284
Operating expenses:
Research and development	99,285	97,297	292,617	305,697
Selling, general and administrative	113,144	69,458	322,437	192,548
Cost of goods sold	(454)	—	2,437	—
Collaboration cost of revenues	2,670	1,936	7,923	5,931
Total operating expenses	214,645	168,691	625,414	504,176
Operating loss	(167,088)	(166,755)	(529,878)	(433,892)
Interest and other expense, net	(14,842)	(11,353)	(44,015)	(31,305)
Non-cash interest expense on liabilities related to revenue participation right purchase agreements	(23,642)	(14,969)	(62,635)	(42,228)
Interest and other income, net	15,903	10,248	40,866	36,950
Change in fair value of derivative liabilities	(600)	700	(200)	3,300
Change in fair value of liabilities related to RPI Transactions	200	(2,800)	1,000	(13,500)
Debt conversion expense	—	(121,249)	—	(121,249)
Net loss	$ (190,069)	$ (306,178)	$ (594,862)	$ (601,924)
Net loss per share — basic and diluted	$ (1.37)	$ (2.55)	$ (4.52)	$ (5.04)
Weighted-average number of shares used in computing net loss per share — basic and diluted	139,045	119,982	131,526	119,317